Dentons Canada LLP 20th Floor, 250 Howe Street Vancouver, BC, Canada V6C 3R8 dentons.com

July 28, 2023

Civeo Corporation
Three Allen Center
333 Clay Street, Suite 4980
Houston, Texas
77002

Ladies and Gentlemen:

Re:    Civeo Corporation – Registration Statement on Form S-8

We have acted as Canadian legal counsel to Civeo Corporation, a company governed by the Business Corporations Act (British Columbia) (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 637,000 common shares without par value of the Company (the “Shares”) issuable pursuant to the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (the “Incentive Plan”). In our capacity as such legal counsel, certain legal matters with respect to the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
In our capacity as your Canadian counsel with regard to the matters referred to above, we have examined originals, or copies certified or otherwise identified, of the draft Registration Statement; the Notice of Articles and Articles of the Company, each as amended to date; the Incentive Plan; corporate records of the Company, including minute books of the Company, as furnished to us by the Company; certificates of public officials and of representatives of the Company; statutes; and other instruments and documents as a basis for the opinions hereinafter expressed.

In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed the signatures on all documents examined by us are genuine, the legal capacity at all relevant times of all natural persons signing such documents, all documents submitted to us as originals are accurate and complete, all documents submitted to us as copies are true and correct copies of the originals thereof and all information submitted to us was accurate and complete.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, when issued by the Company pursuant to the provisions of the Incentive Plan following due authorization of a particular award thereunder by the Board of Directors of the Company or a duly constituted and acting committee thereof (the “Board”) as provided in and in accordance with the Incentive Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company, and upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Incentive Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the
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authority of the Board as provided therein, and, in the case of options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and non-assessable.

We are qualified to practice law in the Province of British Columbia and this opinion is rendered solely with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The opinions expressed herein are given as at the date hereof and are based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial or regulatory decisions on the subject matter hereof, and we specifically disclaim any obligation and make no undertaking to advise any person of any change in law or fact that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours truly,

DENTONS CANADA LLP

/s/ Dentons Canada LLP
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